Exhibit 77Q1(e)(1) First Amendment to the Subadvisory Agreement between AIM Capital Management, Inc. and Phoenix Variable Advisors dated November 29, 2004 filed via EDGAR with Post-Effective Amendment No. 49 (File No. 33-5033) on April 27, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(2) Second Amendment to the Subadvisory Agreement between AIM Capital Management, Inc. and Phoenix Variable Advisors, Inc. dated December 3, 2004 filed via EDGAR with Post-Effective Amendment No. 49 (File No. 33-5033) on April 27, 2005 and incorporated herein by reference.

Exhibit 77Q1(e)(3) Subadvisory Agreement between Fred Alger Management, Inc. and Phoenix Variable Advisors, Inc. dated January 11, 2005 filed via EDGAR wit Post-Effective Amendment No. 49 (File No. 33-5033) on April 27, 2005 and incorporated herein by reference.